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						    Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT



To the Board of Directors
Micros-to-Mainframes, Inc.


We hereby consent to incorporation by reference in the Registration
Statement (No. 333-72269) on Form S-8 of Micros-to-Mainframes, Inc. of our report dated May 17, 2001 related to the consolidated balance sheets of Micros-to-Mainframes, Inc. and Subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in the March 31, 2001 annual report on Form 10-K of Micros-to-Mainframes,
Inc.




GOLDSTEIN GOLUB KESSLER LLP
New York, New York

June 28, 2001